Exhibit 4.2

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

OFFICER’S CERTIFICATE

June 24, 2025

Reference is made to the Indenture, dated as of June 24, 2025 (the “Base Indenture”), by and among HA Sustainable Infrastructure Capital, Inc. (the “Company”), Hannon Armstrong Sustainable Infrastructure, L.P. (the “OP”), Hannon Armstrong Capital, LLC (“HAC”), HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II”), HAC Holdings I LLC (“HAC I”), and HAC Holdings II LLC (“HAC II”, and collectively with the OP, HAC, HAT I, HAT II, HAC I and HAC II, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Base Indenture Trustee”), as supplemented by this officer’s certificate dated as of June 24, 2025 (the “Certificate” and, together with the Base Indenture, the “Indenture”), and the Underwriting Agreement, dated June 12, 2025, by and among the Company, the Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Truist Securities, Inc., acting as representatives of the several Underwriters named therein, relating to the offer and sale by the Company of (i) $600,000,000 aggregate principal amount of its 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Notes”) and (ii) $400,000,000 aggregate principal amount of its 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”).

The Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its notes or other evidences of indebtedness to be issued in one or more series as provided for in the Base Indenture.

The Base Indenture provides that a series of Securities shall be in the form and shall have such terms and provisions as may be established by or pursuant to a Board Resolution, a supplemental indenture, or an Officer’s Certificate.

The Company has determined to issue the 2031 Notes and the 2035 Notes under the Base Indenture, pursuant to the terms of this Certificate and substantially in the forms as herein set forth, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Certificate.

The Company, by action duly taken, has authorized the execution of this Certificate and the issuance of the Notes.

Capitalized terms used but not otherwise defined in this Certificate or the exhibits hereto shall have the respective meanings given such terms in the Base Indenture. The undersigned President and Chief Executive Officer, Jeffrey A. Lipson, hereby certifies and establishes the terms of each new series of the 2031 Notes and the 2035 Notes as follows:

(1)

The Company hereby appoints the Base Indenture Trustee as Trustee, Paying Agent, and Security Registrar with respect to each of the 2031 Notes and the 2035 Notes (the “Trustee”), with all of the rights, powers, and duties under the Base Indenture with respect to each of the 2031 Notes and the 2035 Notes, and the Base Indenture Trustee, by execution of the Acknowledgement hereto, acknowledges and agrees to the certifications and terms set forth in this Certificate, the Notes and the Base Indenture, as supplemented hereby, and evidences and provides for the acceptance of its appointment as Trustee, Paying Agent, and Security Registrar hereunder with respect to each of the 2031 Notes and the 2035 Notes.

(2)	The Company hereby establishes a series of notes, the terms of which shall be:

a.	Title: 6.150% Green Senior Unsecured Notes due 2031.

b.	Principal Amount: $600,000,000.

c.

Interest: The interest rate on the 2031 Notes will be 6.150% per year. Interest on the 2031 Notes will accrue from June 24, 2025 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2026.

d.	Form and Denominations: Fully-registered book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

e.	Form of 2031 Note: The 2031 Notes shall be in substantially the form attached hereto as Exhibit A and such form is hereby approved by the Company.

f.	Maturity: January 15, 2031.

g.

Optional Redemption: Prior to December 15, 2030 (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), the Company may redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

i.

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Form of 2031 Note attached hereto as Exhibit A under “Optional Redemption”) applicable to the 2031 Notes plus 35 basis points less (b) interest accrued to the date of redemption, and

ii.	(2) 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2031 Notes Par Call Date, the Company may redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Optional Redemption terms shall be as further described and set forth in the Form of 2031 Note attached hereto as Exhibit A under “Optional Redemption.”

h.

Guarantees: Each of the Guarantors will guarantee the 2031 Notes as set forth in Article VII of the Base Indenture. None of the subsidiaries of the Company, other than the Guarantors, will guarantee or have any obligation in respect of the 2031 Notes.

i.

Offer to Repurchase Upon a Change of Control Repurchase Event: If a Change of Control Repurchase Event (as defined in the Form of 2031 Note attached hereto as Exhibit A under “Offer to Repurchase Upon a Change of Control Repurchase Event”) occurs, unless the Company has exercised its right to redeem the 2031 Notes in whole, it will be required to make an offer to each holder of such 2031 Notes to repurchase all, or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s 2031 Notes for a payment in cash equal to 101% of the aggregate principal amount of the 2031 Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase, as described in the Form of 2031 Note attached hereto as Exhibit A under “Offer to Repurchase Upon a Change of Control Repurchase Event.”

j.	Sinking Fund: None.

k.	Public Offering Price: 99.679% of principal amount of the 2031 Notes, plus accrued interest from June 24, 2025, if settlement occurs after that date.

l.	Place of Payment: Payments of principal and interest on the 2031 Notes will be made to The Depository Trust Company as the registered owner of the global security.

m.	Events of Default: As set forth in the Form of 2031 Note attached hereto as Exhibit A under “Events of Default.”

n.	Restrictive Covenants: As set forth in Article V of the Base Indenture and clauses (o) and (p) below.

o.	Limitations on Liens: As set forth in the Form of 2031 Note attached hereto as Exhibit A under “Limitation on Liens.”

p.	Consolidation, Merger, Sale of Assets and Other Transactions: As set forth in Article VI of the Base Indenture.

q.	Defeasance: The 2031 Notes shall be defeasible as provided in Article XIII of the Base Indenture.

r.	Reporting: As set forth in Section 1004 of the Base Indenture.

s.	Modification and Waiver: As set forth in Article XI of the Base Indenture.

t.	Trustee: U.S. Bank Trust Company, National Association.

u.

Certain Defined Terms: Each of the following definitions set forth in Section 101 of the Base Indenture are hereby amended by deleting such definitions in their entirety and inserting the respective following definitions in lieu thereof with respect to the 2031 Notes as follows:

i.

“Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company, acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of the Company or any committee thereof.

ii.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or is otherwise permitted by clause (o) of this Officer’s Certificate.

(3)	The Company hereby establishes a series of notes, the terms of which shall be:

a.	Title: 6.750% Green Senior Unsecured Notes due 2035.

b.	Principal Amount: $400,000,000.

c.

Interest: The interest rate on the 2035 Notes will be 6.750% per year. Interest on the 2035 Notes will accrue from June 24, 2025 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2026.

d.	Form and Denominations: Fully-registered book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

e.	Form of 2035 Note: The 2035 Notes shall be in substantially the form attached hereto as Exhibit B and such form is hereby approved by the Company.

f.	Maturity: July 15, 2035.

g.

Optional Redemption: Prior to April 15, 2035 (three months prior to the maturity date of the 2035 Notes) (the “2035 Notes Par Call Date”), the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

i.

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Form of 2035 Note attached hereto as Exhibit B under “Optional Redemption”) applicable to the 2035 Notes plus 40 basis points less (b) interest accrued to the date of redemption, and

ii.	(2) 100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2035 Notes Par Call Date, the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Optional Redemption terms shall be as further described and set forth in the Form of 2035 Note attached hereto as Exhibit B under “Optional Redemption.”

h.

Guarantees: Each of the Guarantors will guarantee the 2035 Notes as set forth in Article VII of the Base Indenture. None of the subsidiaries of the Company, other than the Guarantors, will guarantee or have any obligation in respect of the 2035 Notes.

i.

Offer to Repurchase Upon a Change of Control Repurchase Event: If a Change of Control Repurchase Event (as defined in the Form of 2035 Note attached hereto as Exhibit B under “Offer to Repurchase Upon a Change of Control Repurchase Event”) occurs, unless the Company has exercised its right to redeem the 2035 Notes in whole, it will be required to make an offer to each holder of such 2035 Notes to repurchase all, or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s 2035 Notes for a payment in cash equal to 101% of the aggregate principal amount of the 2035 Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase, as described in the Form of 2035 Note attached hereto as Exhibit B under “Offer to Repurchase Upon a Change of Control Repurchase Event.”

j.	Sinking Fund: None.

k.	Public Offering Price: 99.525% of principal amount of the 2035 Notes, plus accrued interest from June 24, 2025, if settlement occurs after that date.

l.	Place of Payment: Payments of principal and interest on the 2035 Notes will be made to The Depository Trust Company as the registered owner of the global security.

m.	Events of Default: As set forth in the Form of 2035 Note attached hereto as Exhibit B under “Events of Default.”

n.	Restrictive Covenants: As set forth in Article V of the Base Indenture and clauses (o) and (p) below.

o.	Limitations on Liens: As set forth in the Form of 2035 Note attached hereto as Exhibit B under “Limitation on Liens.”

p.	Consolidation, Merger, Sale of Assets and Other Transactions: As set forth in Article VI of the Base Indenture.

q.	Defeasance: The 2035 Note shall be defeasible as provided in Article XIII of the Base Indenture.

r.	Reporting: As set forth in Section 1004 of the Base Indenture.

s.	Modification and Waiver: As set forth in Article XI of the Base Indenture.

t.	Trustee: U.S. Bank Trust Company, National Association.

u.

Certain Defined Terms: Each of the following definitions set forth in Section 101 of the Base Indenture are hereby amended by deleting such definitions in their entirety and inserting the respective following definitions in lieu thereof with respect to the 2035 Notes as follows:

i.

“Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company, acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of the Company or any committee thereof.

ii.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or is otherwise permitted by clause (o) of this Officer’s Certificate.

(4)

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Certificate. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Certificate, the provisions of this Certificate will govern and be controlling.

Certifications Pursuant to Section 1401 of the Indenture

The undersigned, Jeffrey A. Lipson, in his capacity as President and Chief Executive Officer of the Company, and not in his individual capacity, hereby certifies pursuant to Section 1401 of the Indenture as follows:

(i) (a) he has read the conditions contained in the Indenture relating to authentication and delivery by the Trustee of the Notes, (b) the statements made in this Certificate are based upon an examination of the provisions of the Indenture and relevant books and records of the Company, (c) in the opinion of the undersigned, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not the conditions precedent contained in the Indenture relating to the authentication and delivery of the Notes have been complied with at and as of the date hereof; and

(ii) in the opinion of the undersigned, all conditions precedent contained in the Indenture relating to the authentication and delivery of the Notes have been complied with at and as of the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: President and Chief Executive Officer

[Signature Page to Officer’s Certificate Establishing Terms of Notes]

ACKNOWLEDGED AND AGREED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

[Signature Page to Officer’s Certificate Establishing Terms of Notes]

Exhibit A

Form of 2031 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

No. [•]	Principal Amount: $[•]

CUSIP No. 40408AAA9

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

6.150% Green Senior Unsecured Notes due 2031

HA Sustainable Infrastructure Capital, Inc., a corporation duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any Successor Party under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] United States dollars (U.S.$[•]) on January 15, 2031 and to pay interest thereon, from and including June 24, 2025, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be January 15 and July 15 of each year, commencing on January 15, 2026, at the per annum rate of 6.150%, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the January 1 or July 1 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments, at its option, (i) by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date or (ii) by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 24th day of June 2025.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name: Jeffrey A. Lipson
Title: President and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one or all of the Securities of the series of 2031 Notes designated, described or provided for in the within-mentioned Indenture.

Dated: June 24, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

6.150% Green Senior Unsecured Note due 2031

1. Indenture. This Note is one or all of a duly authorized issue of securities of the Company issued and to be issued in one or more series under the Indenture, dated as of June 24, 2025 (the “Base Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Base Trustee”), as amended and supplemented from time to time, including without limitation, pursuant to the Officer’s Certificate, dated June 24, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), establishing the specific terms and form of this Note and appointing U.S. Bank Trust Company, National Association to serve as trustee with respect to the Notes (the “Trustee”, which term includes any successor trustee thereunder), which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the securities of the Series issued hereby and designated as the “6.150% Green Senior Unsecured Notes due 2031” (the “Notes”).

The Company appointed U.S. Bank Trust Company, National Association as Trustee, Paying Agent, and Security Registrar with respect to the Notes, with all of the rights, powers, and duties under the Indenture with respect to the Notes, and U.S. Bank Trust Company, National Association, by execution of an Acknowledgement to the Officer’s Certificate, accepted such appointment. The Base Trustee will continue to serve as the trustee under the Base Indenture with respect to the existing Series of securities outstanding as to which it has served and continues to serve as trustee under the Base Indenture, and for all other purposes under the Base Indenture (other than with respect to the Notes and the Company’s 6.750% Green Senior Unsecured Notes due 2035 issued simultaneously herewith).

2. Optional Redemption. Prior to December 15, 2030 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 35 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty or responsibility to determine, or verify the calculation of, the Redemption Price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on any Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot, or by another method compliant with applicable legal and securities exchange requirements, if any, and that the Trustee deems to be fair and appropriate in accordance with DTC’s procedures.

3. Offer to Repurchase Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its option to redeem the Notes as provided under the heading “Optional Redemption,” the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”).

In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agencies (as defined below) each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an Officers’ Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(A) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(B) that a Change of Control Offer is being made pursuant to this Section 3;

(C) the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(D) if the notice is given prior to the date of consummation of the Change of Control, a statement that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company shall comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(E) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(F) deposit with the Paying Agent an amount equal to the aggregate Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(G) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and, upon receipt of a written direction from the Company, the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note representing any unpurchased portion of any Notes surrendered will be in a minimum principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn in respect of its offer or (ii) the Company has given written notice of a redemption as provided under the heading “Optional Redemption”; provided that the Company has not failed to pay the redemption price on the redemption date.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the rating on the Notes is (A) lowered by two or more Rating Agencies in respect of a Change of Control and (B) the Notes are rated below Investment Grade (as defined below) by (i) both Rating Agencies if the Notes are rated by two Rating Agencies or (ii) two of such Rating Agencies if the Notes are rated by three Rating Agencies on any date from the date of the public notice of a transaction or transactions that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each Rating Agency making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•

the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes), other than any of the Company’s Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the issue date of the Notes), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

•

the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Company and/or one or more Subsidiaries of the Company).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in the second bullet point of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries recourse for payment for which is limited to investment assets of a Subsidiary (or group of Subsidiaries) of the Company holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such Subsidiary or group of Subsidiaries) and/or the general credit of such Subsidiary (or group of Subsidiaries) but for which recourse shall not extend to the general credit of the Company or any other of its Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Company or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.

“Rating Agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

4. Limitations on Liens. The Credit Parties shall not, and shall not cause or permit any of their respective Covered Subsidiaries to, create, assume, incur or guarantee any Indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any Voting Stock or profit participating equity interests of their respective Covered Subsidiaries (to the extent of their ownership of such Voting Stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other Indebtedness of the Credit Parties ranking equally in right of payment with the Notes) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the Voting Stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This section shall not limit the ability of the Credit Parties or their Subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of the Credit Parties and their respective Covered Subsidiaries.

“Covered Subsidiaries” means the Subsidiaries of the Credit Parties but excluding the Excluded Subsidiaries and the Securitization Entities.

“Excluded Subsidiary” means any (i) limited partnership, limited liability company, corporation or equivalent entity that is organized under the laws of a jurisdiction other than any state of the United States and (ii) any Subsidiary of an entity described in clause (i).

“Permitted Liens” means (i) liens on Voting Stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Company or is merged into a direct or indirect Subsidiary of the Company (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclause (ii) above, (iv) liens existing on the issue date of the Notes, (v) liens on Voting Stock or profit participating equity interests of any Subsidiary of a Credit Party that is not itself a Credit Party securing Indebtedness or any other obligations of a Subsidiary of a Credit Party that is not itself a Credit Party (vi) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed 10% of total assets, as reported on the consolidated balance sheet of the Company, (vii) any lien renewing, extending or refunding any lien permitted by clauses (i) through (vi) above without increase of the principal of the Indebtedness secured thereby (other than by the amount of fees and expenses in connection therewith), and (viii) liens securing hedging obligations to manage interest rate, currency or commodity risks and not speculative purposes.

“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether now existing or formed after the issue date of the Notes).

5. Events of Default. An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company defaults in the payment of any installment of interest on the Notes when due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable, regardless of whether such payment became due and payable at their Stated Maturity, upon redemption, upon declaration of acceleration or otherwise;

(3) the Company defaults in the payment of the Repurchase Price when due in connection with a Change of Control Repurchase Event;

(4) any Credit Party defaults in the performance of, or breaches, any of its covenants and agreements in respect of the Notes (other than those referred to in (1), (2) or (3) above), and such default or breach continues for a period of 90 days after the notice specified below;

(5) except as otherwise provided herein, a Guarantee of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantee in accordance with the terms of the Indenture);

(6) the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G) takes any comparable action under any foreign laws relating to insolvency; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Guarantor in an involuntary case, or adjudicates the Company or any Guarantor insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any Guarantor ; or

(C) orders the winding-up or liquidation of the Company or any Guarantor (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days.

A Default with respect to the Notes under clause (4) of this Section 5 shall not be an Event of Default until the Trustee (by written notice to the Company and the Guarantors) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (by written notice to the Company and the Guarantors and the Trustee) gives notice of the Default and the Company and the Guarantors do not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee is not to be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such default or Event of Default has been given to the Trustee by the Company or any Holder.

6. Payment. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

7. Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

8. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

9. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

10. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

11. Guarantee. As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

12. Governing Law. THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________ , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

[SCHEDULE OF INCREASES AND DECREASES IN NOTE]

HA Sustainable Infrastructure Capital, Inc.

6.150% Green Senior Unsecured Notes due 2031

The initial principal amount of this Note is $[•]. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

Exhibit B

Form of 2035 Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

No. [•]	Principal Amount: $[•]

CUSIP No. 40408AAB7

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

6.750% Green Senior Unsecured Notes due 2035

HA Sustainable Infrastructure Capital, Inc., a corporation duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any Successor Party under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] United States dollars (U.S.$[•]) on July 15, 2035 and to pay interest thereon, from and including June 24, 2025, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be January 15 and July 15 of each year, commencing on January 15, 2026, at the per annum rate of 6.750%, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the January 1 or July 1 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments, at its option, (i) by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date or (ii) by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 24th day of June 2025.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name: Jeffrey A. Lipson
Title: President and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one or all of the Securities of the series of 2035 Notes designated, described or provided for in the within-mentioned Indenture.

Dated: June 24, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

6.750% Green Senior Unsecured Note due 2035

1. Indenture. This Note is one or all of a duly authorized issue of securities of the Company issued and to be issued in one or more series under the Indenture, dated as of June 24, 2025 (the “Base Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Base Trustee”), as amended and supplemented from time to time, including without limitation, pursuant to the Officer’s Certificate, dated June 24, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), establishing the specific terms and form of this Note and appointing U.S. Bank Trust Company, National Association to serve as trustee with respect to the Notes (the “Trustee”, which term includes any successor trustee thereunder), which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the securities of the Series issued hereby and designated as the “6.750% Green Senior Unsecured Notes due 2035” (the “Notes”).

The Company appointed U.S. Bank Trust Company, National Association as Trustee, Paying Agent, and Security Registrar with respect to the Notes, with all of the rights, powers, and duties under the Indenture with respect to the Notes, and U.S. Bank Trust Company, National Association, by execution of an Acknowledgement to the Officer’s Certificate, accepted such appointment. The Base Trustee will continue to serve as the trustee under the Base Indenture with respect to the existing Series of securities outstanding as to which it has served and continues to serve as trustee under the Base Indenture, and for all other purposes under the Base Indenture (other than with respect to the Notes and the Company’s 6.150% Green Senior Unsecured Notes due 2031 issued simultaneously herewith).

2. Optional Redemption. Prior to April 15, 2035 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty or responsibility to determine, or verify the calculation of, the Redemption Price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on any Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot, or by another method compliant with applicable legal and securities exchange requirements, if any, and that the Trustee deems to be fair and appropriate in accordance with DTC’s procedures.

3. Offer to Repurchase Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its option to redeem the Notes as provided under the heading “Optional Redemption,” the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”).

In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agencies (as defined below) each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an Officers’ Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(A) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(B) that a Change of Control Offer is being made pursuant to this Section 3;

(C) the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(D) if the notice is given prior to the date of consummation of the Change of Control, a statement that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company shall comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(E) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(F) deposit with the Paying Agent an amount equal to the aggregate Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(G) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and, upon receipt of a written direction from the Company, the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note representing any unpurchased portion of any Notes surrendered will be in a minimum principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn in respect of its offer or (ii) the Company has given written notice of a redemption as provided under the heading “Optional Redemption”; provided that the Company has not failed to pay the redemption price on the redemption date.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the rating on the Notes is (A) lowered by two or more Rating Agencies in respect of a Change of Control and (B) the Notes are rated below Investment Grade (as defined below) by (i) both Rating Agencies if the Notes are rated by two Rating Agencies or (ii) two of such Rating Agencies if the Notes are rated by three Rating Agencies on any date from the date of the public notice of a transaction or transactions that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each Rating Agency making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•

the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes), other than any of the Company’s Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the issue date of the Notes), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

•

the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Company and/or one or more subsidiaries of the Company).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in the second bullet point of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Company in good faith determines to be consistent with past practice of the Company or any of its subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries recourse for payment for which is limited to investment assets of a Subsidiary (or group of Subsidiaries) of the Company holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such Subsidiary or group of Subsidiaries) and/or the general credit of such Subsidiary (or group of Subsidiaries) but for which recourse shall not extend to the general credit of the Company or any other of its Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Company or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.

“Rating Agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

4. Limitations on Liens. The Credit Parties shall not, and shall not cause or permit any of their respective Covered Subsidiaries to, create, assume, incur or guarantee any Indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any Voting Stock or profit participating equity interests of their respective Covered Subsidiaries (to the extent of their ownership of such Voting Stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other Indebtedness of the Credit Parties ranking equally in right of payment with the Notes) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the Voting Stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This section shall not limit the ability of the Credit Parties or their Subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of the Credit Parties and their respective Covered Subsidiaries.

“Covered Subsidiaries” means the Subsidiaries of the Credit Parties but excluding the Excluded Subsidiaries and the Securitization Entities.

“Excluded Subsidiary” means any (i) limited partnership, limited liability company, corporation or equivalent entity that is organized under the laws of a jurisdiction other than any state of the United States and (ii) any Subsidiary of an entity described in clause (i).

“Permitted Liens” means (i) liens on Voting Stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Company or is merged into a direct or indirect Subsidiary of the Company (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclause (ii) above, (iv) liens existing on the issue date of the Notes, (v) liens on Voting Stock or profit participating equity interests of any Subsidiary of a Credit Party that is not itself a Credit Party securing Indebtedness or any other obligations of a Subsidiary of a Credit Party that is not itself a Credit Party (vi) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed 10% of total assets, as reported on the consolidated balance sheet of the Company, (vii) any lien renewing, extending or refunding any lien permitted by clauses (i) through (vi) above without increase of the principal of the Indebtedness secured thereby (other than by the amount of fees and expenses in connection therewith), and (viii) liens securing hedging obligations to manage interest rate, currency or commodity risks and not speculative purposes.

“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether now existing or formed after the issue date of the Notes).

5. Events of Default. An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company defaults in the payment of any installment of interest on the Notes when due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable, regardless of whether such payment became due and payable at their Stated Maturity, upon redemption, upon declaration of acceleration or otherwise;

(3) the Company defaults in the payment of the Repurchase Price when due in connection with a Change of Control Repurchase Event;

(4) any Credit Party defaults in the performance of, or breaches, any of its covenants and agreements in respect of the Notes (other than those referred to in (1), (2) or (3) above), and such default or breach continues for a period of 90 days after the notice specified below;

(5) except as otherwise provided herein, a Guarantee of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantee in accordance with the terms of the Indenture);

(6) the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G) takes any comparable action under any foreign laws relating to insolvency; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Guarantor in an involuntary case, or adjudicates the Company or any Guarantor insolvent or bankrupt;

(B) appoints a Custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any Guarantor ; or

(C) orders the winding-up or liquidation of the Company or any Guarantor (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days.

A Default with respect to the Notes under clause (4) of this Section 5 shall not be an Event of Default until the Trustee (by written notice to the Company and the Guarantors) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (by written notice to the Company and the Guarantors and the Trustee) gives notice of the Default and the Company and the Guarantors do not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee is not to be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such default or Event of Default has been given to the Trustee by the Company or any Holder.

6. Payment. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

7. Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

8. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

9. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

10. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

11. Guarantee. As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

12. Governing Law. THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________ , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

[SCHEDULE OF INCREASES AND DECREASES IN NOTE]

HA Sustainable Infrastructure Capital, Inc.

6.750% Green Senior Unsecured Notes due 2035

The initial principal amount of this Note is $[•]. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee